Exhibit 5.1

Blake, Cassels & Graydon LLP
Barristers & Solicitors
Patent & Trade-mark Agents
595 Burrard Street, P.O. Box 49314
Suite 2600, Three Bentall Centre
Vancouver BC V7X 1L3 Canada
Tel: 604-631-3300   Fax: 604-631-3309

June 11, 2008

Catalyst Paper Corporation
3600 Lysander Lane
2nd Floor
Richmond, BC  V7B 1C3

Re:	Employee Share Purchase Plan

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Catalyst Paper Corporation (the “Company”) in connection with the Form S-8 Registration Statement (the “Registration Statement”) of the Company’s Employee Share Purchase Plan (the “Plan”).  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

All capitalized words and terms used but not defined in this opinion shall have the respective meanings given in the Registration Statement.

Documents Examined

We have made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of such other certificates, documents and records as we have considered necessary or relevant for purpose of the opinions hereinafter expressed including:

(a)	the Articles of Amalgamation and by-laws of the Company;

(b)	minutes of the meeting of the directors of the Company dated July 31, 2007; and

(c)	a copy of the Plan.

Assumptions

In making our examination, we have assumed:

(a)	the capacity of individuals;

(b)	the genuineness of all signatures;

(c)	the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as photocopies, certified copies or facsimiles thereof; and

(d)
that statements made by government officials in certificates provided by them are true and correct as at the time they were made and continue to be true and correct from such time to the time of delivery of this opinion.

Opinions

Based on and subject to the foregoing, we are of the opinion that the Plan has been duly authorized by the Company.

The opinions expressed herein relate only to the Province of British Columbia and the federal laws of Canada applicable therein in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Yours very truly,

“Blake, Cassels & Graydon LLP”